Exhibit 99.1

Exhibit A

(Attachment 11)

Administración de Seguros de Salud
November 1, 2019 to June 30, 2020
GHP (Vital) PMPM Premium Rates

Rate Cell	PMPM
Medicaid Pulmonary	$216.74
Medicaid Diabetes/Low Cardio	$345.14
Medicaid High Cardio	$753.97
Medicaid Renal	$1,552.27
Medicaid Cancer	$1,847.48
Medicaid Male 45+	$129.43
Medicaid Male 19-44	$93.37
Medicaid Male 14-18	$79.80
Medicaid Female 45+	$169.85
Medicaid Female 19-44	$116.15
Medicaid Female 14-18	$89.27
Medicaid Age 7-13	$81.68
Medicaid Age 1-6	$91.26
Medicaid Under 1	$251.79
Commonwealth Pulmonary	$147.47
Commonwealth Diabetes/Low Cardio	$183.03
Commonwealth High Cardio	$404.40
Commonwealth Renal	$626.39
Commonwealth Cancer	$1,350.69
Commonwealth Male 45+	$71.54
Commonwealth Male 19-44	$50.92
Commonwealth Male 14-18	$48.57
Commonwealth Female 45+	$98.72
Commonwealth Female 19-44	$80.86
Commonwealth Female 14-18	$58.80
Commonwealth Age 7-13	$65.19
Commonwealth Age 1-6	$74.12
Commonwealth Under 1	$265.59
CHIP Pulmonary	$195.17
CHIP Diabetes	$536.72
CHIP Age 7-13	$72.98
CHIP Age 14+	$66.67
CHIP Age 1-6	$93.68
CHIP Under 1	$260.73
Dual Eligible Part A and B	$829.44
Dual Eligible Part A Only	$331.24
Maternity Delivery Kick Payment	$4,641.59

For the period of November 1, 2019 until June 30, 2020, the above rates will be updated retroactively for the change in morbidity from the base period used for rate development to the rating period.  The change in morbidity, for each rate cell, will be calculated by comparing the risk score based on claims incurred November 2016 – April 2017 (paid through July 2017) to the risk score based on claims incurred November 2019 – April 2020 (paid through July 2020) using CDPS v6.3+Rx.

Administración de Seguros de Salud
April 1, 2019 until March 31, 2020
 PSG (Mi Salud) PMPM Premium Rate

Rate Cell	PMPM Premium Rate
Law 72, Article VI Public Employees and Pensioners*	$180.00

Enrollees within the Law 72, Article VI Public Employees and Pensioners rate cell are not subject to Attachment 28, and instead shall remain in the Law 72, Article VI Public Employees and Pensioners rate cell during the term of their enrollment.